UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 27, 2006
(Date of earliest event reported)

eACCELERATION CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-29869	91-2006409
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

1050 NE Hostmark Street, Suite 100B, Poulsbo, Washington 98370

(Address of principal executive offices)

(360) 697-9260
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Bonus Payment to E. Edward Ahrens

Effective January 27, 2006, the Board of Directors of the registrant (the “Board”) approved a one-time bonus payment in the amount of $10,000 to E. Edward Ahrens, the registrant’s Chief Financial Officer, for his work in negotiating and closing the sale of six of the registrant’s patents to Mount Hamilton Partners, LLC.  The terms and conditions of the sale of the patents were disclosed in the registrant’s Current Reports on Form 8-K filed on November 28, 2005 and January 10, 2006.

Audit Committee Fees

Effective January 27, 2006, the Board approved the payment of the following fees to members of the Audit Committee, in the amount set forth opposite his/her title, for each meeting of the Audit Committee attended by such person beginning with the meeting of the Audit Committee held on January 20, 2006:

Chairman	$1,000

All other members of the Audit Committee	$600

Item 9.01               Financial Statements and Exhibits.

(c)       Exhibits.

Exhibit No.	Description of Exhibit

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eACCELERATION CORP.

Dated: January 31, 2006	By:	/s/ E. Edward Ahrens
E. Edward Ahrens
Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

None.